Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Acquires Vintacom Media Group, Canada’s Largest Network of Dating Sites; Significantly Expands its Lead Generation Platform

Combined with its current online dating holdings, Vintacom acquisition positions THK to aggregate significant market reach and knowledge base and continue investing capital towards long-term initiative of building most comprehensive, service-valued, interactive advertising company in the world.

NORTHBROOK, Ill.—(BUSINESS WIRE)—Dec. 5, 2005—In a move that will considerably accelerate the growth of CGI Holding Corporation’s d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company) lead generation capacity and make it one of the largest and fastest-growing online dating companies in the world, Think Partnership today announced it has closed its acquisition of privately held Vintacom Media Group Inc. (“Vintacom”).

The Company has acquired all of the stock of Vintacom in exchange for 1,095,618 shares of THK common stock and $2.75 million in cash, of which $465,000 was held back pending the resolution of certain potential liabilities. The shareholders of Vintacom will also be entitled to an earnout payment, half in cash and half in the form of THK common stock, if the average annual pre-tax earnings of Vintacom during the first twelve full calendar quarters following the closing exceed $1.1 million.  The Company expects the acquisition to add at least $1.1 million to its pre-tax income annually, and to be accretive to earnings.  The Company funded the cash portion of the purchase price using funds borrowed from Wachovia Bank, which has increased its line of credit for the Company from $5 million to $7.5 million, in anticipation of our $15 million facility being closed later this month.

Founded in 1999 with headquarters in Edmonton, Alberta Canada, Vintacom (see www.vintacom.com) is a worldwide leader in online dating.  Vintacom is the worldwide leading provider of online dating technologies in Canada and hosts over 120 online dating sites in Canada and the United States, providing online dating technology for two of North America’s largest offline dating services, Great Expectations (GreatDatingSite.com) and The Right One /Together (UGotLuv.com).  Vintacom also provides online dating technology for such popular sites as American Greetings’ SpecialSomeone.com, Dating.com, and Soulmate.com, and operates other successful dating sites, including DreamMates.com, SingleMe.com and PassionatePersonals.com.  Vintacom recently launched UnitedDating.com (www.UnitedDating.com) where Internet users can automatically register for multiple dating sites with one simple registration in real-time.  Canada.com, a major portal for radio stations, television stations and newspapers, utilizes Vintacom’s technologies for their online dating services.

In 2002 Vintacom launched the Relationship Exchange platform, a consortium of online dating companies, with DreamMates.com and CupidJunction.com as the founding partners.  Through the Relationship Exchange (www.RelationshipExchange.com), Vintacom’s innovative network of independent online affiliated dating sites can share and tap into one of the Internet’s largest databases of personal ads.  In addition to hosting online dating sites, Vintacom’s world-class turn-key services include quality control and customer service, making it one of the world’s leading service and technology suppliers for companies that want to enter, or quickly expand their operations, in the growing online dating space.  Think Partnership’s Cherish.com website will now become a member of the Relationship Exchange.

Vintacom has hosted over 14 million dating profiles since 1999, has over 2 million current profiles in its database and adds, on average, 200,000 new profiles each month. Although most subscribers live in the United States or Canada, roughly 30 percent of the profiles listed on Relationship Exchange dating sites are international. The combination of Vintacom and Cherish, the Company’s online dating subsidiary, will make Think Partnership one of the world’s largest online dating companies.

Brad Hogg, the president and CEO of Vintacom, who will continue to lead the business after the closing under a three-year employment agreement, stated, “We are ecstatic to join the Think Partnership family. Over the past six years as a private company, Vintacom has leveraged its way to become a leading competitor in the online dating space.  We have built a network with the critical mass needed to drive conversions and have developed solid, feature rich technology which has prepared us to bring Vintacom to new levels.  Joining Think Partnership will be the catalyst to make that happen in a big way.”

Gerard M. Jacobs, the chief executive officer of the Company, stated, “Brad Hogg is a very smart entrepreneur, a company-builder, and an industry innovator. Brad and his talented team at Vintacom are a perfect fit for Think Partnership.”

Scott P. Mitchell, the Company’s president, added, “In my years of competing with Vintacom, I have always had a deep respect for their innovative affiliate approach to the marketing of online dating services and the leveraging of technology in their Relationship Exchange network. Brad Hogg and his talented group of 100 professionals will add to Think Partnership’s tremendous and ever-growing intellectual capital, continually developing creative approaches to technology and marketing.  In newly maturing markets where increasing service commoditization transforms competition, it is innovation that drives differentiation and leads to margin and market expansion. Vintacom encapsulates that principle in the online dating space.

 “Vintacom’s ingenious approach to acquiring leads and customers will be invaluable as we expand our marketing expertise throughout the THK portfolio.  What online dating represents to us is a profitable way to aggregate market reach and reinvest that reach, know-how, and capital toward building the worlds most comprehensive interactive advertising business,” Mitchell added.

Vintacom’s almost 100 employees specialize in business development, marketing, customer service, network infrastructure and application programming, including an off-site group of quality control personnel who screen user profiles and photos.

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has 11 operating companies: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com);

MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); Personals Plus, Inc., Apollo Beach, Fla., a leading online dating company; KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in e-mail marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.primaryads.com); Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.realestateschoolonline.com); and Vintacom Media Group, Inc., Edmonton, Alberta, Canada, a leading online dating company (see www.vintacom.com);. The Company has announced signed letters of intent to acquire: Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com); Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk), and U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:
Xavier Hermosillo, 310-832-2999
Xavier@thinkpartnership.com